SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14 (a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/ /      Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2)
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                (Name of Registrant as Specified In Its Charter)

                             Evergreen Bancorp, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X /     No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.

(1)      Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------
(2)      Aggregate number of securities
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
(5)      Total fee paid:

            -------------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

            -------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
         (3)      Filing Party:

            -------------------------------------------------------------------
         (4)      Date Filed:

            -------------------------------------------------------------------

                                                     [logo]
                                            EVERGREEN BANCORP, INC.

TO THE STOCKHOLDERS OF
EVERGREEN BANCORP, INC.:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Evergreen Bancorp, Inc. which will be held in the Adirondack Room of the Queensbury Hotel, located at 88 Ridge Street, in Glens Falls, New York, 12801, on May 7, 1998, beginning at 10:00 a.m., local time.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 1998 ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend.

         If you have any questions about the enclosed Proxy Statement or the 1997 Annual Report, please let us hear from you.



                                                     Sincerely,

                                                     /S/ George W. Dougan

                                                     George W. Dougan
                                                     Chairman, President and
                                                     Chief Executive Officer

                             EVERGREEN BANCORP, INC.
                                 237 Glen Street
                           Glens Falls, New York 12801
                                 (518) 792-1151


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held on May 7, 1998

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Evergreen Bancorp, Inc. will be held in the Adirondack Room of the Queensbury Hotel, located at 88 Ridge Street, in Glens Falls, New York 12801, on May 7, 1998, at 10:00 a.m., local time (the "1998 Annual Meeting"), for the following purposes:

         1. Elect Directors. To consider and vote upon the election of five directors to serve until the Year 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

         2. Other Business. To transact such other business as may come properly before the 1998 Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 1, 1998, are entitled to receive notice of and to vote at the 1998 Annual Meeting or any adjournment thereof. All stockholders, whether or not they expect to attend the 1998 Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of Proxy in the accompanying envelope. The Proxy may be revoked by the person who executed it by filing with the Secretary of Evergreen Bancorp, Inc. an instrument of revocation or a duly executed Proxy bearing a later date, or by voting in person at the 1998 Annual Meeting.

                                                            By Order of the
                                                            Board of Directors

                                                            /S/ Paul A. Cardinal

                                                            Paul A. Cardinal
                                                            Secretary
April 3, 1998


         PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1998 ANNUAL MEETING. IF YOU ATTEND THE 1998 ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                                      [logo]

                                              EVERGREEN BANCORP, INC.
                                                  237 Glen Street
                                            Glens Falls, New York 12801

-------------------------------------------------------------------------------
                                                  PROXY STATEMENT
-------------------------------------------------------------------------------

                                                   INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Evergreen Bancorp, Inc. a Delaware corporation (the "Company" or "Evergreen"), in connection with the solicitation of Proxies by the Board of Directors of Evergreen from holders of the outstanding shares of the common stock, par value $3.33-1/3 per share (the "Common Stock"), of Evergreen, for use at the Annual Meeting of Stockholders of Evergreen to be held on May 7, 1998, or any adjournment thereof (the "1998 Annual Meeting"). The 1998 Annual Meeting is being held to consider and vote:

         1. For the election of five (5) directors to serve until the Year 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

         2. Upon such other business as may come properly before the 1998 Annual Meeting.

         The principal executive offices of Evergreen are located at 237 Glen Street, Glens Falls, New York 12801. The telephone number of Evergreen at such offices is (518) 792-1151.

         This Proxy Statement is dated April 3, 1998, and is first being mailed to the stockholders of Evergreen on or about April 3, 1998.

Record Date, Solicitation, and Revocability of Proxies

         The Board of Directors of Evergreen has fixed the close of business on April 1, 1998, as the record date for the determination of the Evergreen stockholders entitled to receive notice of and to vote at the 1998 Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the 1998 Annual Meeting. At the close of business on the record date, there were 8,765,963 shares of Common Stock issued and outstanding and held by approximately 1,670 stockholders of record. For information with respect to any stockholders who own or are deemed to own more than 5% of the outstanding Common Stock, see "Background and Equity Ownership of Directors and Officers". Shares of Common Stock represented by a properly executed Proxy, if such Proxy is received in time and not revoked, will be voted at the 1998 Annual Meeting in accordance with the instructions indicated in such Proxy.

         Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the 1998 Annual Meeting for each share of Common Stock held of record at the close of business on April 1, 1998. To hold a vote on any proposal or other matter, a quorum must be assembled, which is a majority of the Common Stock issued and outstanding, present in person or represented by Proxy. In determining whether a quorum exists at the 1998 Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including those to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes will be counted. Provided that a quorum is present, the vote required for the election of directors is a plurality of the votes of the shares of Common Stock present in person or represented by Proxy at the 1998 Annual Meeting and entitled to vote. Consequently, with respect to the proposal for the election of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if a nominee has received the requisite number of votes. Thus, for the election of directors, an abstention or broker non-vote will have no effect. With respect to any other matter that might be, but is not expected to be, voted on at the 1998 Annual Meeting, the required vote for approval is a majority of the shares of Common Stock represented and entitled to vote at the 1998 Annual Meeting. Consequently, with respect to any such matters, abstentions will be counted as part of the base number of votes to be used in determining if such matter has received the requisite number of base votes for approval, but broker non-votes will not be counted in such base for such matters. Thus, an abstention will have the same effect as a vote "against" such matter, while a broker non-vote will have no effect.

         A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the 1998 Annual Meeting by either: (i) giving written notice of revocation to the Secretary of Evergreen, (ii) properly submitting to Evergreen a duly executed Proxy bearing a later date; or (iii) voting in person at the 1998 Annual Meeting. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Evergreen Bancorp, Inc., 237 Glen Street, Glens Falls, New York 12801, Attention: Paul A. Cardinal, Secretary.

         The 1997 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1997, either has been mailed to stockholders previously or accompanies this Proxy Statement.

                                                   PROPOSAL ONE
                                               ELECTION OF DIRECTORS

         The By-Laws of Evergreen currently provide that the Board of Directors will consist of at least five and no more than 25 members, and that the total number of directors may be fixed by resolution of the Board of Directors. However, the total number of directors may not be increased by more than two between any two successive annual meetings of stockholders. The Board has currently established the number of directors at 13. Further, the Certificate of Incorporation provides that the Board of Directors will be divided into three classes, as nearly equal as possible, with each class serving a three-year term, and one class elected annually.

         The terms of five of the members of the Board expire at the 1998 Annual Meeting. The 1998 Annual Meeting is being held to elect five directors of Evergreen to serve three-year terms of office. Accordingly, the members are standing for re-election to serve a three-year term expiring at the 2001 Annual Meeting of Stockholders and until their successors have been elected and qualified.

         All shares represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other persons as they may select.

         The affirmative vote of the holders of a plurality of the shares of the Common Stock represented and entitled to vote at the 1998 Annual Meeting, at which a quorum is present, is required for the election of the directors listed below.

         THE NOMINEES LISTED BELOW HAVE BEEN RECOMMENDED TO THE EVERGREEN BOARD OF DIRECTORS BY THE HUMAN RESOURCES AND NOMINATING COMMITTEE THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

         The following table sets forth certain information with respect to each nominee or director continuing in office of Evergreen, and for executive officers of Evergreen or its principal bank subsidiary, Evergreen Bank, N.A., including the number of shares of Common Stock beneficially owned by each such person on December 31, 1997.

         Based on all available information as of December 31, 1997, no holder of record of Common Stock has filed with Evergreen a copy of a Schedule 13D or
Schedule 13G indicating beneficial ownership of 5% or more of outstanding Common Stock.

                                       NOMINEES FOR ELECTIONS AS A DIRECTOR
                                  For Term Expiring at Year 2001 Annual Meeting

Background and Equity Ownership of
Directors and Executive Officers
--------------------------------------- ------------------------------------------------- ------------------------
                                                                                       Number and Percentage of
Name, Age, and Year                                                                    Shares of Evergreen
First Elected a Director or                                                            Common Stock
        Executive Officer          Background Information                              Beneficially Owned <F2><F9>
--------------------------------------- ------------------------------------------------- ------------------------

George W. Dougan                   Chairman of the Board since May 19, 1994; and         182,185
Age:  58                           President and Chief Executive Officer of                 (2.1%)
Elected to Board:  1994            Evergreen since March 7, 1994, and
                                   Chairman of the Board, Bank of Boston,
                                   Florida Division, from 1992 to
                                   1994; and Senior Vice President,
                                   Bank of Boston from 1988 to 1992.

William E. Philion                 Retired; President and Chief Executive Officer         15,194
Age:  71                           of Glens Falls Hospital from 1971 to 1989.               <F1>
Elected to Board:  1980

Alan R. Rhodes                     Attorney with Bartlett, Pontiff, Stewart &             47,338 <F3>
Age:  60                           Rhodes, P.C., a law firm, and its                        <F1>
Elected to Board:  1980            predecessors, since 1963.

Floyd H. Rourke                    Retired; Chairman of the Board and President of        48,771
Age:  69                           Sandy Hill Corp., a privately-held paper                 (1.7%)
Elected to Board:  1980            machinery manufacturing company, from 1979
                                   to 1992.

Walter Urda                        President, Harpoon of Hudson, Ltd., Real Estate         4,877
Age:  70                           Holding Company, since 1997.                             <F1>
Elected to Board:  1989

                              MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                   For Term Expiring at Year 1999 Annual Meeting
--------------------------------------- ------------------------------------------------- ------------------------
                                                                                       Number and Percentage of
Name, Age, and Year                                                                    Shares of Evergreen
First Elected a Director or                                                            Common Stock
 Executive Officer                 Background Information                              Beneficially Owned <F2><F9>
--------------------------------------- ------------------------------------------------- ------------------------
John W. Bishop                     Retired; self-employed construction consultant         30,806
Age: 70                            from 1991 to present.                                    <F1>
Elected to Board:  1980

Michael D. Ginsburg                Partner, M & R Ginsburg Partners, a private           182,749 <F4>
                                   investment partnership.
Age:  60                                                                                    (2.1%)
Elected to Board: 1980 and 1994



Robert F. Flacke                   President of Fort William Henry  Corporation, a        13,766 <F5>
Age:  65                           hotel operation, since 1960.                             <F1>
Elected to Board:  1980

Joan M. Mannix                     Real  Estate  Developer;  former  President and        36,956 <F6>
Age:  59                           Owner  of  Kubricky   Construction   Corp.,              <F1>
Elected to Board:  1980            heavy construction,  from 1980 to 1983; and
                                   Ridge Enterprises, Inc., a real
                                   estate company, from 1985 to 1995.

Anthony J. Mashuta                 President,    Cool   Insuring   Agency, Inc.,          10,547 <F7>
Age:  41                           Insurance  Services,   since  1992;  Senior              <F1>
Elected to Board:  1995            Vice President from 1986 to 1992.

Paul W. Tomlinson                  Retired;  President of Salem Farm Supply, Inc.,       142,176
Age:  65                           a  privately-held  farm equipment and sales              (1.6%)
Elected to Board:  1982            company, from 1954 to 1988.

                                 For Term Expiring at Year 2000 Annual Meeting
                                                                                       Number and Percentage of
Name, Age, and Year                                                                    Shares of Evergreen
First Elected a Director or                                                            Common Stock
Executive Officer                  Background Information                              Beneficially Owned <F2><F9>
--------------------------------------- ------------------------------------------------- ------------------------

Phillip H. Morse                   Retired; Chairman of NAMIC U.S.A.  Corp. and           32,759
Age:  56                           NAMIC International, Inc., specialty                     <F1>
Elected to Board:  1982            medical devices manufacturing companies,
                                   from 1969 to 1995.

Carl R. DeSantis                   Vice Chairman and Director of Franchise                28,638 <F8>
Age:  71                           Associates, Inc., a privately-held                       <F1>
Elected to Board:  1980            restaurant operation, since 1986.

                                   Other Executive Officers
--------------------------------------- -------------------------------------------------

Paul A. Cardinal                   Executive Vice President, General Counsel and          19,288
Age:  41                           Corporate Secretary of Evergreen Bancorp, Inc.           <F1>
Appointed Executive Officer: 1995        and Evergreen Bank, N.A.

Thomas C. Crowley                  Executive Vice President, Chief Credit Officer         21,981
Age: 51                            of Evergreen Bancorp, Inc. and Evergreen                 <F1>
Appointed Executive Officer: 1994  Bank, N.A.

John M. Fullerton                  Executive Vice President, Trust and Investments        30,875
Age:  48                           of Evergreen Bank, N.A.                                  <F1>
Appointed Executive Officer: 1992

Anthony J. Koenig                  Executive Vice President, Chief Administrative         48,592
Age: 59                            Officer of Evergreen Bancorp, Inc. and                   <F1>
Appointed Executive Officer: 1986  Evergreen Bank, N.A.

All Directors and Executive                                                            1,101,836 <F9>
Officers as a group (23 persons)                                                                  (12.4%)
--------------------------------------- -------------------------------------------------

 <F1>Represents less than 1%.

Footnotes to Information as to Directors and Executive Officers:
 <F2>Information relating to beneficial ownership of Evergreen Common Stock by directors is based upon information furnished by each person using
     "beneficial ownership" concepts set forth in rules of the Securities and
     Exchange Commission under Section 13 of the Securities Exchange Act of
     1934, as amended. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possessed sole voting and investment power with respect to all shares of Evergreen Common Stock set forth opposite their names.
 <F3>Includes  5,127  shares held by Mr.  Rhode's  wife and 23,305  shares held by  Bartlett,  Pontiff,  Stewart &
     Rhodes, P.C., in which Mr. Rhodes is a Partner.
 <F4>Includes 91,818 shares held by Mr. Ginsburg as Power of Attorney.
 <F5>Includes 1,102 shares held by Mr. Flacke's wife.
 <F6>Includes 5,244 shares held
     by Ms. Mannix' husband.
 <F7>Includes 3,000 shares held by Cool Insuring Agency,
     Inc., Mr. Mashuta, President.
 <F8>Includes 4,920 shares held by Mr. DeSantis' wife.
 <F9>Included in the shares listed as "beneficially owned" are the following shares which the persons listed have the right to acquire within sixty days pursuant to stock options: (a) under the 1995 Directors Stock Option Plan
     --Mr. Bishop (2,000), Mr. DeSantis, (2,400), Mr. Flacke (2,400), Mr.
     Ginsburg (2,400), Ms. Mannix (2,400), Mr. Mashuta (2,400), Mr. Morse
     (2,400), Mr. Philion (2,000), Mr. Rhodes (2,400), Mr. Rourke (2,000), Mr.
     Tomlinson (2,400), and Mr. Urda (2,400); (b) under the employee stock option plans -- Mr. Dougan (120,000), Mr. Cardinal (16,000), Mr. Crowley
     (16,000), Mr. Fullerton (20,900), and Mr. Koenig (38,700); and (c) under all stock option plans -- All directors and executive officers as a group
     (310,611).


Information About the Board of Directors and Its Committees

         The Board of Directors of Evergreen held seven meetings during 1997. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and all committees of the Board on which they served during 1997.

         Evergreen's Board of Directors presently has three principal committees: the Human Resources and Nominating Committee; the Executive Committee; and the Audit Committee. Information regarding the functions of those committees, their membership, and the number of meetings held during 1997 follows.

         The Human Resources and Nominating Committee reviews all of Evergreen's benefit plans on a regular basis and makes recommendations and regular reports thereon to the Board of Directors. Additionally, the Committee recommends nominees for election as directors. The Human Resources and Nominating Committee must deliver written nominations to the Secretary, and each nomination must include a statement of the experience and the background of the nominee. Any nominations for directors by stockholders will be taken under advisement by the Board. The Human Resources and Nominating Committee met four times during 1997. Its current members are Messrs. Mashuta (Chairman), Flacke, Morse, Philion, Rourke, and Urda.

         The Executive Committee acts on behalf of the full board between Board meetings, within legal limitations, advises management on significant strategic, regulatory or policy matters, oversees asset/liability, and investment management, and advises on issues not in the purview of other Board Committees. During 1997 the Executive Committee held six meetings. The members of the Executive Committee are Messrs. Flacke (Chairman), Dougan, Morse, Philion, Rhodes, and Ms. Mannix.

         The Audit Committee annually recommends to the Board of Directors the firm to be engaged as independent accountants of Evergreen for the next year; reviews the plan for the audit engagement, results of internal auditing, and reports of regulatory authorities; generally reviews financial reporting procedures; and periodically reports to the Board. During 1997 the Audit Committee held four meetings. The members of the Audit Committee are Messrs. Rourke (Chairman), DeSantis, Flacke, Mashuta, Tomlinson, and Urda.

Director Compensation

         Cash Remuneration. The non-employee directors of Evergreen receive for their services as directors an annual retainer fee of $5,000. In addition, non-employee directors of Evergreen receive $500 for attendance at each Board meeting and $300 for attendance at each committee meeting with the exception of the Executive Committee, for which they are paid $400. Non-employee directors are also compensated for committee meetings of the subsidiary bank. No additional remuneration is received by any director for special assignment. A total of $192,600 was paid during 1997 to the non-employee directors of Evergreen for all services rendered.

         Directors Stock Option Plan. Each outside Director is entitled to participate in the Company's 1995 Directors Stock Option Plan (the "Directors' Plan"). A total of 90,000 shares of Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 6,000 shares, 4,800 shares, and 19,200 shares of Common Stock were granted in 1995, 1996, and 1997, respectively. Stock options issuable under the Directors' Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. An annual grant of 1,600 Director Options is made to each eligible non-employee director following the Annual Meeting of Stockholders, on the next NASDAQ National Market System trading day. All Director Options vest one year from the date of grant. In addition, the full Board has the authority to make additional grants under the Directors' Plan on a discretionary basis.

         Deferred Compensation Plan. The Company also maintains a Deferred Compensation Plan for its Directors. Participating Directors may elect to defer all or a portion of their director fees that are paid in cash in either: (a) an interest-bearing account, using Evergreen's publicly-announced certificate of deposit rates; or (b) an Evergreen phantom stock account that tracks the investment performance, including re-investment of dividends, of the Company's Common Stock. A Director may elect to receive cash distributions from his or her account either at retirement or following separation from the Board for any other reason.

                                        Executive Compensation And Benefits

         The Summary Compensation Table set forth below contains certain information concerning compensation for the named executive officers of Evergreen for the periods indicated. Certain columns have been omitted because there are no amounts reportable under the captions called for under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. No information is provided in the following Summary Compensation Table for 1997 with respect to any named officer who did not serve as an executive officer at any time of the year.

                                          SUMMARY COMPENSATION TABLE

                                                                       Long-Term Compensation
                                                                  ---------------------------------
                                      Annual Compensation <F1>                  Awards
                                   ----------------------------------------------------------------
   (a)                     (b)         (c)             (d)        (e)            (f)               (g)
                                                                  Restricted     Securities        All Other
   Name and Principal                                             Stock          Underlying        Compen-
        Position           Year        Salary          Bonus      Award(s) <F2>  Options/SARs<F3>  sation <F4>
                                       ($)             ($)        ($)            (#)               ($)
----------------------------------------------------------------------------------------------------------------
George W. Dougan           1997        326,481         131,445          0        20,000             8,298
CEO                        1996        313,915         148,688    111,200        20,000             7,763
                           1995        296,923         114,375          0        10,000            11,056

Paul A. Cardinal           1997        128,454          43,098          0         8,000             7,186
EVP                        1996        123,508          48,750          0         8,000             4,712
                           1995         66,923          18,750          0         8,000               295

Thomas C. Crowley          1997        146,125          49,028          0         8,000             7,300
EVP                        1996        140,490          55,453     66,720         8,000             6,727
                           1995        134,750          42,656          0         8,000             5,754

John M. Fullerton          1997        122,465          32,872          0         3,000             7,192
EVP                        1996        117,744          37,180          0         2,500             6,625
                           1995        113,215          28,600          0         4,000             9,134

Anthony J. Koenig          1997        129,252          43,365          0         8,000             7,140
EVP                        1996        124,280          49,055          0         8,000             6,518
                           1995        119,202          37,734          0         8,000             8,832
----------------------------------------------------------------------------------------------------------------

Footnotes to the Summary Compensation Table:
 <F1>The named executive officers did not receive any perquisites nor other personal benefits in which the aggregate amount of such compensation exceeded $50,000 or 10% of the total of his annual salary and bonus.
 <F2>The amount in this column represents the dollar value at the date of award of restricted stock awards calculated using the closing sale price of Evergreen Common Stock on the date of grant. The restricted stock vests in three equal installments annually. Dividends will be paid on the shares of restricted stock if, and to the extent, dividends are paid on Common Stock generally. If a change in control were to occur, the restricted stock would immediately vest in full.
 <F3>All of the stock option grants have been adjusted for a two-for-one stock split, effective September 16, 1996, effected in the form of a 100% stock dividend.
 <F4>The compensation reported in this column is composed of: (a) amounts allocated to accounts in the 401(k) Plan, as an employer matching contribution, Mr. Dougan -- $2,375; Mr. Cardinal -- $2,375; Mr. Crowley -- $2,375; Mr. Fullerton $2,375; and Mr. Koenig $2,375; (b) amounts allocated to accounts in the Stock Purchase Plan, as an employer matching contribution, Mr. Dougan -- $867; Mr. Cardinal -- $867; Mr. Crowley -- $867; Mr. Fullerton -- $867; and Mr. Koenig -- $867; (c) amounts allocated to accounts in the Employee Stock Ownership Plan (ESOP); as an employer contribution, Mr. Dougan -- $3,112, Mr. Cardinal -- $3,112, Mr. Crowley -- $3,112, Mr. Fullerton -- $3,105, and Mr. Koenig -- $3,112; and (d) amount paid as group term life insurance premiums, Mr. Dougan -- $1,944, Mr. Cardinal -- $832; Mr. Crowley -- $946, Mr. Fullerton -- $793, and Mr. Koenig -- $838.


                                       Option/SAR Grants in Last Fiscal Year

         The following table provides details regarding stock options granted to the individuals named in the Summary Compensation Table. In addition, in accordance with SEC rules, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                           Potential Realizable
                                                                                           Value at Assumed Annual
                                                                                           Rates of Stock Price
                                                                                           Appreciation for Option
                                                 Individual Grants                         Term <F1>
-------------------------- --------------------------------------------------------------- -----------------------
-------------------------- ---------------- ---------------- -------------- -------------- ------------- ---------

          (a)                 (b)            (c)              (d)            (e)           (f)           (g)

                              Number of      % of Total
                              Securities     Options/SARs
                              Underlying     Granted to       Exercise or
                              Options/SARs   Employees in     Base Price     Expiration
          Name                Granted<F2>(#) Fiscal Year       ($/Sh)        Date          5% ($)        10% ($)
-------------------------- ---------------- ---------------- -------------- -------------- -------------
George W. Dougan              20,000         20.65            21.06          01/16/08      264,890       671,284
Paul A. Cardinal               8,000          8.26            21.06          01/16/08      105,956       268,514
Thomas C. Crowley              8,000          8.26            21.06          01/16/08      105,956       268,514
John M. Fullerton              3,000          3.10            21.06          01/16/08       39,734       100,693
Anthony J. Koenig              8,000          8.26            21.06          01/16/08      105,956       268,514
All Executive Officers
   as a group (11)            65,000         67.11            21.06          01/16/08            -             -
Non-Executive Officer
   employee group             31,850         32.89            21.06          01/16/08            -             -
-------------------------- ---------------- ---------------- -------------- -------------- ------------- -

Footnote to Option/SAR Grants in Last Fiscal Year:
 <F1>Potential Realizable Value is based on an assumed annual growth rate for each of the grants shown over their ten-year term. The potential values are not calculated for the groups. The potential values are set forth to comply with applicable regulations of the Securities and Exchange Commission, and Evergreen cannot predict whether these values can be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the Evergreen Common Stock.
 <F2>The stock options granted to the named executive officers are non-qualified stock options that vest one year from the date of grant, and are generally exercisable for a period of ten years from date of grant.

                             Aggregate Option/SAR Exercises in Last Fiscal Year
                                    and Fiscal Year-End Option/SAR Values

         The following table shows stock option exercises by the individuals named in the Summary Compensation Table. In addition, this table includes the number of shares covered by both exercisable and unexercisable options as of April 1, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end closing price of Evergreen Common Stock.

                  (a)            (b)                (c)             (d)                (e)

                                                                    Number of
                                                                    Securities          Value of
                                                                    Underlying          Unexercised
                                                                    Unexercised         In-the-Money
                                                                    Options/SARs        Options/SARs
                                                                    at FY-End (#)       at FY-End ($)
                                 Shares Acquired    Value
                                 on Exercise (#)    Realized        Exercisable/        Exercisable/
                  Name                                ($)           Unexercisable       Unexercisable
          ---------------------- --------------- --------------- ------------------- ---------------------

          George W. Dougan            0                   0         120,000/20,000      1,832,100/76,300
          Paul A. Cardinal       21,000             200,850           16,000/8,000        182,000/30,520
          Thomas C. Crowley       9,500              67,640           16,000/8,000        182,000/30,520
          John M. Fullerton           0                   0           20,900/3,000        332,079/11,445
          Anthony J. Koenig       1,200              14,508           38,700/8,000        583,173/30,520

Employment Agreement. The employment of George W. Dougan as Evergreen's Chairman, President, and Chief Executive Officer, is governed by an employment agreement, effective as of March 7, 1997 (the "Employment Agreement"), providing for the employment of Mr. Dougan for a term of three years, through March 7, 2000, on terms similar to a previous employment agreement. Mr. Dougan may extend the term of his employment under the Employment Agreement for up to an additional four years, through March 7, 2004.

         Under the Employment Agreement, Mr. Dougan is paid an annual base salary of not less than $317,500, to be reviewed from year-to-year by the Board of Directors of Evergreen. In addition, Mr. Dougan is entitled to participate in an incentive plan that would provide an annual incentive bonus equal to 30% of his annual base compensation, provided that the performance criteria established by the Human Resources and Nominating Committee are satisfied. The Agreement provides for certain other benefits, including participation in all executive benefit plans and arrangements and an automobile allowance. In the event of Mr. Dougan's death or disability, the Agreement terminates immediately and Evergreen is obligated only to pay compensation or benefits actually earned or accrued through such date. If Mr. Dougan's employment is terminated by Evergreen "without cause", he will be entitled to continuation of base salary for the remainder of the Agreement and an annual incentive bonus, prorated through the date of termination, with a minimum of 12 months continuation of base salary and benefits. If Mr. Dougan resigns for "good reason," unresolved to his satisfaction, all matters would be determined through binding arbitration. In the event of the termination of Mr. Dougan's employment following a change in control, Mr. Dougan will be entitled to base compensation for a period of 36 months, in a single lump sum, discounted to present value, bonus payments for the 36 months equal to the average of bonuses paid during the two preceding calendar years; health and life insurance for 36 months at the current level and participation in employee benefits plans, to the extent permitted by law for the 36-month period. For these purposes, a change in control is similar to that described below. See "Severance Agreements".

         Severance Agreements. Evergreen has entered into separate Change of Control Agreements, with each of the named Executive Officers other than Mr. Dougan, which Agreements are for an initial term of three years, and renewable periodically annually thereafter at the sole discretion of the Human Resources and Nominating Committee of the Board. See - "Information about the Board of Directors and its Committees." The Agreements generally provide that the executive shall be entitled to benefits as described in this paragraph if a change in control, as defined in the Agreements, occurs during the term of the respective Agreement and the executive's employment is terminated within two years following the change in control. Benefits under the Agreements include payment of the executive's current salary, for periods ranging from six months to one year. During the period of six to twelve months, the executive is entitled to receive payments equal to the average of bonuses paid the executive during the two calendar years preceding termination, health insurance benefits, participate in employee benefits plans for one year to the extent permitted by applicable law, and is entitled to certain executive recruiting services. In addition, Mr. Cardinal has a severance agreement providing for payment of salary continuation for twelve months in the event of termination without cause, as defined in his severance agreement. For purposes of the Change of Control Agreements, a change in control is: (i) the acquisition by any "person", (as defined by the Exchange Act) in any twelve month period of the aggregate of twenty-five percent of the combined voting power of the company's outstanding securities, (ii) in a period of two consecutive years, a majority change in the composition of the Board of Directors, unless such changes shall have been approved in advance by a vote of the directors then still in office who were directors at the beginning of the period, (iii) the consummation of a merger, consolidation or business combination other than one in which the holders of Common Stock of Evergreen immediately prior to the combination hold securities of the surviving entity representing at least sixty percent of the common stock of the surviving entity, (iv) complete plan of liquidation under a business combination or sale of all or of substantially all of the assets of the Company, or (v) such other situation as the Board of Directors determines constitutes a change in control for purposes of the Agreements.

         Pension Plans. Evergreen maintains a noncontributory defined benefit pension plan (the "Pension Plan") covering all full-time, salaried employees who have attained age 21 and have completed at least one year of service and one thousand hours of service during such year. Benefits under the Pension Plan are determined primarily by years of service and the average of the salary during the three highest paid years of an employee's ten final years of employment. The following table sets forth the estimated annual benefits payable upon retirement to persons in the specified salary and years-of-service classifications.

                                                 PENSION PLAN TABLE
    Final Year        Compensation                                                     Years of Service
                                  -------------- --------------- ---------------- -----------------------------
    Salary            Base            15              20              25               30                35
    ------            ----            --              --              --               --                --
    $125,000          $125,000        $34,228         $45,637         $57,047          $68,456           $68,456
     150,000           150,000         41,540          55,387          69,234           83,081            83,081
     175,000           156,666         43,490          57,987          72,484           86,980            86,980
     200,000           156,666         43,490          57,987          72,484           86,980            86,980
     225,000           156,666         43,490          57,987          72,484           86,980            86,980
     250,000           156,666         43,490          57,987          72,484           86,980            86,980
     300,000           156,666         43,490          57,987          72,484           86,980            86,980
     400,000           156,666         43,490          57,987          72,484           86,980            86,980
     450,000           156,666         43,490          57,987          72,484           86,980            86,980
     500,000           156,666         43,490          57,987          72,484           86,980            86,980

         The benefits payable under the Pension Plan are based on an employee's base salary and cash bonus. Non-cash compensation is not considered. Credited years of service through 1997 under the Pension Plan are as follows: Mr.
Dougan - 3, Mr. Cardinal - 2, Mr. Crowley - 3, Mr. Fullerton - 15, and
Mr. Koenig - 12, respectively. The estimated annual benefits reflected in the preceding table have been computed in straight-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts.

         Evergreen maintains a Supplemental Executive Retirement Plan (the "Supplemental Plan") for certain of its key executive officers. Upon vesting, the Supplemental Plan would provide a fixed defined benefit at retirement, at age 65, equal to 50% of eligible compensation (the highest 36 month average of base salary and cash bonus over 60 months) for Mr. Dougan, and 45% of eligible compensation for other key executive officers, including Messrs. Cardinal, Crowley and Koenig; the benefit is reduced and offset by the benefits payable under the Company's qualified retirement plan. The Supplemental Plan is unfunded.

                                                   Report of the
                                     Human Resources and Nominating Committee

         The Human Resources and Nominating Committee of Evergreen (the "Committee") is pleased to present its report on Executive Compensation, describing the components of the compensation program and the basis on which 1997 compensation determinations were made by the Committee.

         The Committee's purpose is to hire, develop and retain the highest quality of managers possible. The Committee is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and the stock option plans.

         Compensation Philosophy and Overall Objectives -- It is the philosophy of the Company that executive Compensation be directly linked to continuous improvements in the financial performance and soundness of the Company, including the principal bank subsidiary. The components of the executive compensation program are salary, annual incentive awards, stock options, restricted stock grants and saving and retirement benefits. The program is designed to: (1) attract and retain competent people with competitive salaries;
(2) provide incentives for increased profitability and improvements in credit quality and financial soundness; and (3) align the long-term interests of management with the interests of stockholders by encouraging executive ownership of common stock of the Company.

Compensation Program Components in 1997

         The Committee regularly reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance goals of the Company. In determining competitive levels, the Committee used information from five banking industry compensation surveys and other data compiled by the Company's outside compensation consultant, Sibson and Company. The target levels in the Company's incentive plans are linked directly to financial and credit quality performance. The specific elements of the compensation program are set forth below.

         Base Salary -- The base salary was generally established in a range between the 50th percentile (median) and the 75th percentile of a selected group of similarly sized and situated regional banks in the compensation surveys. There is no employment agreement in effect for a minimum base salary for any named executive officer other than the Chief Executive. See "Employment Agreement". Increases in base salaries for the parent company executive officers are approved annually by the Committee, except for the Chief Executive, whose salary is approved by the full Board of Directors. Increases for other executive officers at the bank subsidiary level are approved annually by the Chief Executive, within guidelines established by the Committee.

         The Committee completed a review of base salaries in early 1994, and assessed the competitiveness of current salary levels based on an analysis of relevant, independent, market information and, as a result, developed a process for establishing grade levels. The Committee has generally maintained salary increases averaging 4% annually for the named executive officers, other than the Chief Executive, in the past three fiscal years, including 1997. The Committee intends to provide recommendations for the ongoing evaluation of base salary levels as appropriate.

         Annual Incentive Compensation -- Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of Evergreen against predetermined targets. The annual incentive program provides for payment shortly after the fiscal year being measured. The annual incentive awards are weighted principally on financial performance using a matrix that measures Evergreen's actual financial results for net income and return on equity against the goals established at the beginning of each fiscal year. The matrix provides for awards ranging up to 150% of a target bonus, depending on the level of net income and return on equity achieved in the year. At the budget level, the incentive award would be 100% of the target bonus. The Committee and the Chief Executive (for executive officers other than himself) may also consider certain qualitative factors in assessing whether to increase the incentive award (as determined by financial performance component) by approximately 10%, or decrease the award by approximately 25%. The qualitative factors considered include the following: the financial soundness of the principal bank subsidiary; the credit quality of the principal bank subsidiary; and non-interest income and non-interest expense. Finally, the full Board of Directors may, in the exercise of its discretion, then increase or decrease the aggregate bonus pool for all of the executive officers by up to 25%, using the qualitative factors described above, applied proportionately to all executive officers.

         The resultant incentive award percentage is multiplied by the target bonus for each key executive. The target bonus for the named executive officers, other than the Chief Executive, ranges from 20% to 25% of their base salaries.

         In 1997, Evergreen met the targets for net income and return on equity, entitling each of the named executive officers to 100% of their target bonus. In addition, the Committee considered the challenging economic conditions in Evergreen's market territory in which the management team achieved the earnings targets. Consequently, the Committee, with the support of the full Board of Directors, awarded a subjective bonus that, combined with the financial performance bonus awarded to all of the named executive officers, resulted in an incentive for each of the named executive officers ranging between 26% to 40% of base salary.

         Long-Term Incentives -- The Committee sets the standards for eligibility to participate in the long-term incentives and defines the performance guidelines and goals that executives must satisfy and reach to receive certain additional compensation as long-term incentives. The Committee has determined that long-term incentives, such as stock options and restricted stock grants, are the most significant means of providing a competitive, long-term income to key employees. The Committee also believes that Evergreen's long-term goals are best achieved through long-term stock ownership.

         The Committee awards the grant of stock options under the Long-Term Incentive Program based on established guidelines for each salary grade level. A sub-committee comprised of all members of the Committee other than Mr. Mashuta, who may not meet the technical definition of "outside director" under SEC regulations, considers and makes determinations concerning the award of stock options to executive officers. The exercise price of all options granted under the Stock Incentive Plan is set at 100% of fair market value on the date the option was granted, with a term of ten years, and generally vesting one year from the date of grant. In 1997, a total of 47,000 stock options were awarded to the named executive officers.

Chief Executive Officer's Compensation

         The Chief Executive was compensated in 1997 according to a three year employment agreement, approved by the Board of Directors, effective March 7, 1997. The Chief Executive's base salary was increased by the Board of Directors to an annual rate of $400,000, effective April 1, 1998, a 23% increase over the prior year. Under Mr. Dougan's leadership, the Company achieved record levels of earnings, dividends and stock price in 1997. Moreover, the Committee was extremely satisfied with the Chief Executive's development of a strong management team, his effective leadership, and his ability to raise the subsidiary Bank's credit quality to the highest standards while improving earnings. The Committee, in its judgment, considered the quantitative factors of the Bank's earnings and stock price performance, along with subjective factors described above, in recommending the increase in base salary for Mr. Dougan, which was then unanimously approved by the full Board of Directors other than Mr. Dougan. Mr. Dougan did not participate in any deliberations of the Committee or the Board of Directors regarding his compensation. The Chief Executive participates generally in all other benefit programs available to executive officers. See also "Employment Agreement".

         The Chief Executive's employment agreement also provided for an incentive payment for each fiscal year of the term of the employment agreement at a target level equal to 30% of his base salary. He is measured against the same objective performance targets as other named executive officers. As described above, in 1997 the Company met the financial targets established by the Committee. For the same reasons applicable to the other named executive officers, the Committee recommended an incentive award a subjective bonus award that, combined with the financial performance bonus awarded to all of the named executive officers, resulted in an incentive award of approximately 133% of the Chief Executive's target bonus, equal to 40% of his base salary. The Chief Executive's bonus award was approved by the full Board of Directors.

         The Chief Executive participates in the Stock Incentive Plan, and was granted 20,000 stock options in 1997.

Deductibility of Compensation Expenses

         Regulations under Section 162(m) of the Internal Revenue Code generally disallow a tax deduction to a public corporation for tax years after 1993 for compensation over $1 million for its chief executive officer or any of its four other highest-paid officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 1995 Stock Incentive Plan was designed to meet the regulations so that stock options made under such plan will be excluded from the deduction limit, but existing stock option grants do not comply with the applicable regulations. No named executive of the Company earned more than $1 million in 1997, and there is no indication that any named executive will earn such amount in 1998. Consequently, Evergreen has not established a formal policy regarding such limit.

Compensation Committee Interlocks and Insider
Participation in Compensation Decisions

         The Human Resources and Nominating Committee acts as the Compensation Committee for Evergreen. During the past fiscal year there have been no Compensation Committee interlocks in compensation decisions except for Mr. Mashuta, who has an ownership interest in the Company's principal outside insurance broker. See "Certain Transactions" below.

                                            Anthony J. Mashuta, Chairman
                                            Robert F. Flacke
                                            Phillip H. Morse
                                            William E. Philion
                                            Floyd H. Rourke
                                            Walter Urda

                                            Five-Year Performance Graph

         The following graph compares the cumulative, five-year, stockholder return on Evergreen Common Stock for the years ended December 31, 1993, through December 31, 1997, assuming a $100 investment in Evergreen on December 31, 1992, and the reinvestment of dividends for the years indicated, to that of the S&P 500 Index and the NASDAQ Bank Stock Index, an average of all bank and thrift institutions that are not owned by holding companies and whose stock is traded on the NASDAQ National Market. Cumulative, five-year, stockholder return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

                                                   [Line Graph]

             -------------------------------------- ---------- ---------- ---------- ---------- ----------
                                                      1993       1994       1995       1996       1997
                                                      ----       ----       ----       ----       ----
             Evergreen Bank (EVGN)                     96.69    119.52     185.74     268.51     416.74
             NASDAQ Bank Stock (CBNK)                 129.37    130.80     189.41     238.95     390.90
             S&P 500 (SPX)                            109.92    111.34     152.66     187.28     249.28
             -------------------------------------- ---------- ---------- ---------- ---------- ----------

                                              INFORMATION CONCERNING
                                    EVERGREEN'S INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP, independent certified public accountants, as independent accountants for Evergreen and its subsidiary for the current fiscal year ending December 31, 1998. KPMG Peat Marwick has served as independent accountants for the Company since 1981. KPMG Peat Marwick has advised Evergreen that neither the firm nor any of its partners has any direct or material indirect interest in Evergreen.

         A representative of KPMG Peat Marwick is expected to attend the 1998 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she desires to do so. A representative of KPMG Peat Marwick also is expected to be available to respond to appropriate questions from stockholders.

                                 STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by Evergreen at its principal executive offices on or before December 4, 1998, in order to be considered for possible inclusion in Evergreen's Proxy Statement and Form of Proxy relating to the 1999 Annual Meeting of Stockholders.

                                                 OTHER INFORMATION

Proxy Solicitation

         This Proxy solicitation is being undertaken by Evergreen. The cost of soliciting Proxies for the 1998 Annual Meeting will be paid by Evergreen. In addition to the solicitation of stockholders of record by mail, regular employees of Evergreen (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Evergreen will also be contacting brokers, dealers, banks, or voting trustees or their nominees, who can be identified as record holders of Common Stock. Such nominee or other record holders will provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to the beneficial owners, and Evergreen will reimburse them for the expense of mailing proxy materials and 1997 Annual Reports to such persons.

Miscellaneous

         The management of Evergreen knows of no other matters that are to be brought before the 1998 Annual Meeting. If any other matters come properly before the 1998 Annual Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

         Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Evergreen will furnish to such person without charge (other than for exhibits) a copy of Evergreen's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to Evergreen Bancorp, Inc., 237 Glen Street, P.O. Box 318, Glens Falls, New York 12801-0318, Attention: Paul A. Cardinal, Secretary.

                                             By Order of the Board of Directors,

                                             /S/ Paul A. Cardinal

                                             Paul A. Cardinal
                                             Secretary

         April 3, 1998

-------------------------------------------------------------------------------
                                                       PROXY
-------------------------------------------------------------------------------

                                              EVERGREEN BANCORP, INC.

         The undersigned holder of shares of Common Stock of Evergreen Bancorp, Inc. hereby appoints Carl T. Baker, Esq., and John C. Reardon, Esq. and each of them, proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Evergreen Bancorp, Inc. to be held in the Adirondack Room of the Queensbury Hotel, located at 88 Ridge Street, Glens Falls, New York, 12801, on Thursday, May 7, 1998, at 10:00 a.m. in the forenoon, and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at this meeting and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the fiscal year ended December 31, 1997.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

-------------------------------------------------------------------------------
                                                 SEE REVERSE SIDE
-------------------------------------------------------------------------------


"X"      Please mark
"in      votes as in
box"     this example.

The Board of Directors recommends a vote for the nominees set forth in Proposal 1 below.

1. Election of five Directors:
Nominees:  George W. Dougan, William E. Philion,
Alan R. Rhodes, Floyd H. Rourke and Walter Urda.

         For      Withheld
         "box"    "box"

"box"    ___________________________________             Mark Here         "box"
         For all nominees except as noted above          For Address
                                                         Change and
                                                         Note below
         .


Signature:________________________Date:_________
Signature:______________________Date:__________

  (For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.)